Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”), dated November 29, 2005 for reference purposes only, is entered into by and between AVIGEN, INC., a Delaware corporation (“Sublandlord”), and ADVANCED CELL TECHNOLOGY, INC. a Delaware corporation (“Subtenant”).

RECITALS

A.                                   Sublandlord leases certain premises consisting of approximately 45,348 square feet in a building, located at 1201 Harbor Bay Parkway, Alameda, California, pursuant to that certain Lease Agreement dated February 29, 2000, between ARE-1201 Harbor Bay, LLC, a Delaware limited liability company, as landlord (the “Master Landlord”) and Sublandlord, as tenant (as amended or otherwise modified from time to time, the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”).  Capitalized terms used but not defined herein have the same meanings given in the Master Lease.

B.                                     Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 15,250 square feet, and more particularly shown on the layout attached at Exhibit B hereto (“Sublease Premises”) upon the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1.                                      SUBLEASE PREMISES.  On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

2.                                      TERM.  The term of this Sublease (the “Term”) shall commence on December 1, 2005 (the “Commencement Date”), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire May 31, 2008, unless sooner terminated pursuant to any provision hereof.

3.                                      POSSESSION.  If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.

4.                                      RENT.

(a)                                  Rent.  Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i)                                     Base Rent.  Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows:

Period	Amount
From the Rent Commencement Date through December 31, 2006	$26,687.50
January 1, 2007 – December 31, 2007	$28,021.88
January 1, 2008 – May 31, 2008	$29,422.97

(ii)                                  Additional Rent.  In addition to Base Rent, Subtenant shall also pay to Sublandlord monthly, Subtenant’s Proportionate Share of Operating Costs (as that term is defined in Paragraph 5 of the Master Lease) and all other costs payable by Sublandlord under the Master Lease (“Additional Rent”).  Additional Rent shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord.  For purposes hereof, “Subtenant’s Proportionate Share” means thirty-three percent (33%).

(iii)                               Direct Costs.  Subtenant shall further pay to Sublandlord as Additional Rent an amount estimated by Sublandlord to be the monthly amount of any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord other than as set forth in Section 4(a)(ii) above (“Direct Costs”), including, but not limited to, Subtenant’s Telephone Costs plus Subtenant’s Proportionate Share of utilities, personal property and other insurance, personal property taxes and real property taxes that relate to the entire Premises.  At any time, Sublandlord or Subtenant may cause, at Subtenant’s expense, any utilities to be separately metered or charged directly to Subtenant by the provider.  Notwithstanding the foregoing, in no event shall Subtenant’s Direct Costs exceed Forty Eight Thousand and No/100 Dollars ($48,000.00) per month.  Direct Costs shall also include the Equipment Payments, as provided in Section 11(b) below.

(iv)          Subtenant’s Right to Review Direct Costs.

(1)                                  Sublandlord’s Direct Cost Statement.  No less often than annually, Sublandlord shall provide Subtenant with a consolidated statement setting forth the total amount of the estimated payments made by Subtenant in the previous year and the actual costs allocated to Subtenant pursuant to this Sublease.  Sublandlord shall deliver such consolidated statement to Subtenant within the later of ninety (90) days after the end the previous fiscal year and thirty days after Sublandlord receives a similar statement from Master Landlord pursuant to the Master Lease.  If the total estimated payments made for the year are insufficient to meet the costs allocated to Subtenant, then Subtenant shall pay to Sublandlord such deficit within thirty (30) days after receipt by Subtenant of notice thereof.  If Subtenant is due a refund for the period, then Sublandlord shall pay such refund to Subtenant within thirty (30) days after determination thereof.  The provisions of this Section 4(a)(iv) shall survive the termination of the Sublease.

(2)                                  Subtenant’s Right to Audit Direct Costs.  Not more often than once each calendar year, Subtenant, upon thirty (30) days advance written notice thereof to Sublandlord, at Subtenant’s sole cost and expense, may retain an independent certified public accountant reasonably acceptable to Sublandlord, to review and audit Sublandlord’s books and records with regard to the Direct Costs for the Sublease Premises.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of any Direct Costs, Sublandlord shall refund to Subtenant the amount of such overpayment within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant underpaid its share of Direct Costs, Subtenant shall pay to Sublandlord the amount of such deficiency within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of Direct Costs by more than five percent (5%) (after the annual reconciliation has occurred as provided in Section 4(a)(iv)(A) above), Sublandlord shall reimburse Subtenant for the reasonable actual costs of Subtenant’s audit.

(v)                                 Exclusions.  Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

(b)                                 Payment of Rent.  If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month.  Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.  All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 15 below.

(c)                                  Late Charges.  Subtenant recognizes that late payment of any Rent will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain.  Subtenant therefore agrees that if any Rent shall remain unpaid five (5) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to six percent (6%) of the amount of the delinquent Rent.

(d)                                 First Month’s Rent.  Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Twenty-Six Thousand Six Hundred Eighty Seven and 50/100 Dollars ($26,687.50), representing the first month’s Base Rent.

(e)                                  Abatement.  In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

5.                                      SECURITY DEPOSIT.  Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Twenty-Six Thousand Six Hundred Eighty Seven and 50/100 Dollars ($26,687.50) as a security deposit (“Security Deposit”).  Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including, but not limited to, replenishments thereof.  If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises in the condition required under the terms of this Sublease.  Subtenant hereby waives any restrictions on the uses to which the Security Deposit may be put that are contained in California Civil Code Section 1950.7 or any successor statute.

6.                                      [Intentionally deleted]

7.                                      ASSIGNMENT AND SUBLETTING.  Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord.  Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder.  Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any amount required to be paid under the Master Lease.

8.                                      TELEPHONE.  Sublandlord shall provide phone service access, including use of existing phones and telephone numbers, to Subtenant and use of the Sublandlord’s phone system.  Subtenant shall pay to Sublandlord as part of the Direct Costs an amount estimated by Sublandlord to be the monthly amount of any costs and expenses applicable to Subtenant’s use of the phone system which are paid directly by Sublandlord (“Telephone Costs”), including, but not limited to, local and long-distance call charges as well as third-party access fees, taxes and charges for moves, adds, and changes.

9.                                      CONDITION OF SUBLEASE PREMISES.

(a)                                  As-Is.  Except as expressly set forth herein, Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and

(ii) Subtenant agrees to accept the Sublease Premises “AS IS, WHERE IS,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.  Notwithstanding the foregoing, to Sublandlord’s knowledge, the Building Systems (as defined in the Master Lease) serving the Sublease Premises, and the equipment serving the general manufacturing procedures room (the “GMP Room”), which consists of the dedicated HVAC air handlers and exhaust fans, an autoclave, the Clean Dry Air (CDA) System, the purified water system, and a steam generator, are operational; provided, however, Sublandlord makes no representation or warranty regarding any certification of the GMP Room, the Building Systems or any other portion of the Sublease Premises, or any future operation of such equipment and systems, and Subtenant acknowledges that any certification, replacement of air filters, clean up and routine service and maintenance of the GMP Room shall be performed by Subtenant, at Subtenant’s sole cost and expense.

(b)                                 Sublandlord’s Work.  Prior to the Commencement Date, Sublandlord shall install a door connecting the GMP Lab space and the Office space as shown on Exhibit B attached hereto.  In addition, the high speed internet and T1 access cable currently serving the office spaces within the Sublease Premises shall remain in place and may be used by Subtenant.

(c)                                  No Investigation by Sublandlord.  Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including, without limitation, the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises.  No investigation has been made by Sublandlord to ensure compliance with the “Americans With Disabilities Act” (“ADA”).  ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons.  Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 9.

(d)                                 Decommissioning.  Notwithstanding the foregoing, Subtenant understands and acknowledges that the Sublease Premises have been used for the Permitted Use set forth in the Master Lease and that various Hazardous Materials have been used in accordance with the provisions of Section 30 of the Master Lease.  Subtenant has been informed and hereby agrees that Sublandlord may commence the decommissioning process for the Sublease Premises as it relates to radioactive materials, in accordance with all Environmental Requirements.  Subtenant shall cooperate with Sublandlord in connection with such decommissioning and permit Sublandlord to have reasonable access to the Sublease Premises for such purposes.  Subtenant shall not cause or permit any radioactive or other Hazardous Materials in the Sublease Premises that would interfere with or delay Sublandlord’s efforts with respect to such decommissioning.

10.                               USE.  Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose.  Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including, but not limited to, the use thereof.  Sublandlord may promulgate reasonable rules and regulations with respect to the Sublease Premises and Subtenant agrees to comply with such reasonable rules and regulations following receipt of written notice of the same.  Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.  Subtenant shall not hold news briefings or conduct media tours at the Sublease Premises without the advanced written consent of Sublandlord.  Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required.  Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises.  Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises and/or its use and handling of animals shall be in accordance with:  (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises.  In the event of any disagreement concerning the interpretation of such licenses, permits, policies and/or procedures, the determination of the employee of Sublandlord charged with ensuring compliance with such licenses, permits, policies and/or procedures shall be controlling.

11.                               FURNITURE AND EQUIPMENT.

(a)                                  During the term of this Sublease, Subtenant shall have the right to use the modular work stations, furniture and equipment identified on Exhibit C hereto (“Furniture and Equipment”).  Subtenant shall accept such Furniture and Equipment in its “AS-IS” condition without any representation or warranty by Sublandlord.  Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture and Equipment for its full replacement value, and Subtenant shall maintain the Furniture and Equipment in good condition during the term hereof.  At the expiration or earlier termination of this Sublease, Subtenant shall, at Sublandlord’s option (i) return the Furniture and Equipment to Sublandlord in the same condition received, ordinary wear and tear excepted, or (ii) remove the Furniture and Equipment from the Sublease Premises, in which case Sublandlord shall transfer title thereto to Subtenant.

(b)                                 Subtenant shall purchase furniture, office equipment and laboratory equipment identified on Exhibit D hereto (“Purchased Furniture, Equipment and Supplies”) at a total cost of Two Hundred Nineteen Thousand Nine Hundred Forty and No/100 Dollars ($219,940.00).  Subtenant shall pay Seven Thousand Three Hundred Thirty One and 36/100 Dollars ($7,331.36) per month (each an “Equipment Payment”) to Sublandlord until full payment for the Purchased Furniture, Equipment and Supplies is made to Sublandlord.  Subtenant shall accept such Furniture, Equipment and Supplies in its “AS-IS” condition without any representation or warranty by Sublandlord.  Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture and Equipment for its full replacement value, and Subtenant shall maintain the Furniture and Equipment in good condition during the term hereof.  Sublandlord shall transfer title to the Furniture and Equipment to Subtenant upon receipt of the full amount of the Furniture and Equipment Cost.  If at the expiration or earlier termination of this Sublease, Subtenant has not paid to Sublandlord the entire amount of the Furniture and Equipment Cost, Subtenant shall at Sublandlord’s option (i) return the Furniture and Equipment to Sublandlord in the same condition received, ordinary wear and tear excepted, or (ii) remove the Furniture and Equipment from the Sublease Premises, in which case Sublandlord shall transfer title thereto to Subtenant.

12.                               INCORPORATION OF MASTER LEASE.

(a)                                  All of the terms and provisions of the Master Lease, except as expressly modified in this Sublease or as provided in subsection (b), are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease provided, however, that the term “Landlord” in the following Paragraphs of the Master Lease (i) shall mean Master Landlord, not Sublandlord:  the second sentence of the second paragraph of 7 (Use), 10 (Parking), 11 (Utilities and Services), 13 (Landlord’s Repairs), the first paragraph of 17 (Insurance), 22 (Assignment and Subletting) and 36 (Limitation on Landlord’s Liability); and (ii) shall mean both Master Landlord and Sublandlord:  7 (Use) except as provided above, 9 (Taxes), 12 (Alterations), 14 (Tenant’s Repairs), 15 (Mechanic’s Liens), 16 (Indemnification), 17 (Insurance) excluding the first paragraph, 20 (Events of Default), 21 (Landlord’s Remedies), 23 (Estoppel Certificate), 26 (Rules and Regulations), 27 (Subordination), 29 (Waiver of Jury Trial), 30 (Environmental Requirements), 31 (Tenant’s Remedies/Limitations of Liability) with respect to the first two paragraphs only, 32 (Inspection and Access), 33 (Security), 34 (Force Majeure), and 38 (Signs; Exterior Appearance).  It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease.  The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted.  Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.  Anything in the Master Lease to the contrary notwithstanding, the liability of Sublandlord for its obligations under this Sublease is limited solely to Sublandlord’s interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublandlord or against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

(b)                                 The following Paragraphs of the Master Lease are not incorporated herein:  1  (Lease of Premises), 2 (Delivery; Acceptance; Commencement Date), 3 (Rent), 4 (Base Rent Adjustments), 5 (Operating Expenses), 6 (Deposits), 8 (Holding Over), 18 (Restoration), 19 (Condemnation), 24 (Quiet Enjoyment), 35 (Brokers), and 39 (Right to Extend), and Exhibits A (Description of the Premises), D (Acknowledgement of Commencement Date) and F (Tenant’s Personal Property).

(c)                                  Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the

Premises under the Master Lease, except as otherwise provided herein.  Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease.  Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

13.                               INSURANCE.  Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease.  Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds.  All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy.  Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

14.                               DEFAULT.  In addition to defaults contained in Paragraph 20 of the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.  If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

15.                               NOTICES.  The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	Avigen, Inc. 1301 Harbor Bay Parkway Alameda, California 94502 Attention: Corporate Counsel

To Subtenant at:	Advanced Cell Technology, Inc. 11100 Santa Monica Boulevard, Suite 850 Los Angeles, CA 90025 Attention: James G. Stewart, CFO

After Commencement Date:	At the Sublease Premises

16.                               SUBLANDLORD’S OBLIGATIONS.

(a)                                  To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Premises or Building is the responsibility of Master Landlord (collectively, “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that the services and repairs which are incorporated herein by reference, including, but not limited to, the maintenance of all of the structural elements, exterior, parking and other Common Areas of the Project will in fact be furnished by Master Landlord and not by Sublandlord.  In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

(b)                                 Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations; provided, however, in the event of a termination for any reason of the Master Lease, Sublandlord shall use commercially reasonable efforts to negotiate with Master Landlord to accept all of the terms and conditions of this Sublease, at no cost to Sublandlord.

17.                               EARLY TERMINATION OF SUBLEASE.  If the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination.  To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

18.                               CONSENT OF MASTER LANDLORD AND SUBLANDLORD.  If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.  This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

19.                               INDEMNITY.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively, “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

20.                               BROKERS.  Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein.  Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

21.                               SURRENDER OF SUBLEASE PREMISES.  Subtenant shall comply with the restoration obligations of Sublandlord as set forth in Section 6(b) of the Master Lease as well as the surrender obligations set forth in Section 12 of the Master Lease, except as otherwise agreed in writing by Master Landlord and Sublandlord.  In addition, Subtenant shall remove any alterations, additions and improvements made by Subtenant (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.  Subtenant shall have no right to hold over.

22.                               NO THIRD PARTY RIGHTS.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns.  Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

23.                               QUIET ENJOYMENT.  Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

24.                               COUNTERPARTS; ENTIRE AGREEMENT; AMENDMENT.  This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.  This Sublease represents the entire agreement of Sublandlord and Subtenant with respect to the subject matter hereof.  This Sublease may not be amended except by a written instrument executed by both parties hereto.

25.                               DAMAGE AND DESTRUCTION.

(a)                                  Termination of Master Lease.  If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty.  If the Master Lease imposes any repair or restoration obligation on Sublandlord, Subtenant shall be responsible for all such obligations as they relate to the Sublease Premises.  In the event that after a damage or destruction of the Sublease Premises, where the time estimated to restore the Sublease Premises exceeds 270 days, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to given to the other party within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

(b)                                 Continuation of Sublease.  If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a), this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Section 4 of this Sublease.

26.                               EMINENT DOMAIN.  If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by Sublandlord, without first obtaining the consent of Subtenant.  If the Master Lease imposes any repair or restoration obligation on Sublandlord, Subtenant shall be responsible for all such obligations as they relate to the Sublease Premises.

27.                               RELOCATION OF SUBLEASE PREMISES.  Sublandlord shall have the right from time to time during the Term to relocate the office portion of the Sublease Premises to another location within the Premises retained by Sublandlord, provided that Sublandlord shall pay reasonable costs (to the extent such costs are submitted in writing to Sublandlord and approved in writing by Sublandlord prior to such move) of moving Subtenant’s personal property to the replacement space.  Sublandlord shall deliver to Subtenant written notice of Sublandlord’s election to relocate the offices, specifying the new location at least thirty (30) days prior to the date the relocation is to be effective.  Any such relocation shall be performed during a weekend.

28.                               SUBTENANT’S RIGHT OF FIRST REFUSAL.  Provided Subtenant is not then in default of any of its obligations under this Sublease beyond any applicable cure periods, and that Subtenant shall not have previously been in default of any of its obligations under this Sublease beyond applicable cure periods, Subtenant shall have, and Sublandlord hereby grants to Subtenant, an ongoing right of first refusal (the “Right of First Refusal”) to sublease the Office and Lab area as delineated in attached Exhibit B (the “First Refusal Space”).  The Right of First Refusal is personal to Subtenant and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Subtenant.  In the event that Sublandlord elects to sublease some or all of the First Refusal Space, Sublandlord shall give written notice (“Offer Notice”) of such intent to Subtenant.  If Subtenant desires to exercise the Right of First Refusal, Subtenant shall deliver written notice (“Interest Notice”) to Sublandlord within ten (10) business after receipt of Sublandlord’s Offer Notice.  Thereafter, Sublandlord and Subtenant shall endeavor in good faith to reach agreement on the terms of the sublease for the applicable portion of the First Refusal Space.  If within thirty (30) days after Sublandlord’s receipt of the Interest Notice Sublandlord and Subtenant are unable to execute a definitive sublease agreement, or Subtenant shall fail to deliver the Interest Notice within the required ten (10) day period, the Right of First Refusal shall lapse and Sublandlord shall thereafter have the right to lease such First Refusal Space to any party or parties on terms deemed acceptable to Sublandlord in its sole and absolute discretion.

29.                               OPTION TO RENEW.  Provided Subtenant is not then in default under this Sublease, if Sublandlord exercises the five (5) year option to renew the Master Lease set forth in Section 39 of the Master Lease (the “Master Option to Renew”), Subtenant shall have the option to extend the Term of this Sublease (“Option”) for an additional five (5) year period on the terms and conditions set forth herein, except that rent during such extension term shall be equal to the prorated share of the Base Rent payable by Sublandlord under the terms of the Master Lease.  The Option shall be personal to Subtenant and may not be assigned or transferred.  If Sublandlord does not exercise the Master Option to Renew, Sublandlord shall use commercially reasonable efforts to assist Subtenant with the negotiation of a new lease between Subtenant and Master Landlord, at no cost to Sublandlord.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:	AVIGEN, INC., a Delaware corporation

	By:	/s/ Thomas J. Paulson
	Name:	Thomas J. Paulson
	Title:	Vice President and CFO

SUBTENANT:	ADVANCED CELL TECHNOLOGY, INC. a Delaware corporation

	By:	/s/ James G. Stewart
	Name:	James G. Stewart
	Title:	CFO

EXHIBIT A

MASTER LEASE

A copy of the document that comprises Exhibit A will be provided supplementally to the Commission upon request

EXHIBIT B

SUBLEASE PREMISES

[Graphic depicting a floor plan for suite 120 of the building located at 1201 Harbor Bay Parkway, Alameda, Ca.]

EXHIBIT C

FURNITURE AND EQUIPMENT

7 desks

9 cubicles (approx. 8x8)

2 small conference tables

9 tall bookshelves

16 desk chairs

10 guest/other chairs

2 break room tables

10 wood break room chairs

1 mail station

2 rectangular tables

1 storage cabinet

4 file cabinets

EXHIBIT D

PURCHASED FURNITURE, EQUIPMENT AND SUPPLIES

Lab and Office Equipment	$190,398
Consumables	11,846
Subtotal	202,244
Sales Taxes (8.75%)	17,696
TOTAL Purchased	$219,940

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) is made as of November 29, 2005, by ARE1201 HARBOR BAY, LLC, a Delaware limited liability company (“Landlord”), AVIGEN, INC., a Delaware corporation (“Tenant”), and ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation (“Sublessee”), with reference to the following Recitals.

RECITALS

A.            Landlord and Tenant are parties to certain Lease Agreement dated February 29, 2000 (the “Lease”), pursuant to which Tenant leases certain premises at the property located at 1201 Harbor Bay Parkway, Alameda, California (the “Premises”), and more particularly described in the Lease.

B.            Tenant desires to sublease to Sublessee a portion of the Premises (the “Subleased Premises”) more particularly described in and pursuant to the provisions of that certain Sublease dated November 29, 2005 (the “Sublease”), a copy of which is attached hereto as Exhibit A.

C.            Tenant desires to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents tothe sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

1.               All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.               This Consent shall not be effective and the Sublease shall not be valid nor shall Sublessee take possession of the Subleased Premises unless and until Landlord shall have received: (a) a fully executed counterpart of the Sublease, (b) a fully executed counterpart of this Consent, and (c) an insurance certificate from Sublessee, as insured, evidencing no less that the insurance requirements set forth in the Lease.  Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete.

3.               Landlord’s consent set forth herein is subject to the following additional conditions:

a.               Landlord shall have received and approved any drawings for any proposed alterations, additions or improvements to be made in connection with Sublessee’s occupancy of the Subleased Premises; and

b.              Landlord shall have received and approved the list of Hazardous Materials to be used in the Subleased Premises and all information requested by Landlord relating to Sublessee’s proposed use of the Subleased Premises.

4.               Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

5.               Nothing contained herein or in the Sublease shall be construed to:

a.               modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

b.              require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 8 hereof.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

6.               Notwithstanding anything in the Sublease to the contrary:

a.               Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises.  Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

b.              Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

c.               The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

d.              If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith; provided, however, if Landlord elects, in its sole and absolute discretion and without obligation, exercisable by giving written notice to Sublessee within 7 days of such termination (a “Reinstatement Notice”), to reinstate the Sublease and Sublessee shall attorn to Landlord, in which case the Sublease shall become and be deemed to be a direct lease between Landlord and Sublessee.  If Landlord exercises the option provided under this section, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the Reinstatement Notice through the expiration or earlier termination of the Sublease, but Landlord shall not (a) be liable for more than 1 month’s rent or any security deposit paid by Sublessee (except to the extent actually delivered to Landlord), (b) be liable for any prior act or omission of Tenant under the Lease prior to the Reinstatement Notice or for any other defaults of Tenant under the Sublease prior to the Reinstatement Notice, (c) be subject to any defenses or offsets previously accrued which Sublessee may have against Tenant for any period prior to the Reinstatement Notice, or (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

e.               Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, Landlord shall have no responsibility, liability or obligation to Sublessee, and the Sublease shall terminate unless reinstated in Landlord’s sole and absolute discretion as expressly provided in Section 6(d) above.

f.                 Tenant agrees to reimburse all of Landlord’s costs and expenses in connection with this Consent.

7.     Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

8.     Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease (after any notice shall have been given to Tenant and any cure period shall have lapsed, as provided under the Lease), Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.     Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

10.   Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust.  Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.   This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

12.   This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

13.   This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Property is located, without regard to its principles of conflicts of law.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-1201 HARBOR BAY, LLC a Delaware limited liability company

By: ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	/s/ Jennifer Pappas
	Name:	Jennifer Pappas
	Title:	Vice President and Assistant Secretary

TENANT:	AVIGEN, INC., a Delaware corporation

	By:	/s/ Kenneth G. Chahine
	Name:	Kenneth G. Chahine
	Title:	President and CEO

SUBLESSEE:	ADVANCED CELL TECHNOLOGY, INC. a Delaware corporation

	By:	/s/ James G. Stewart
	Name:	James G. Stewart
	Title:	CFO